UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 25, 2004

Southwall Technologies Inc.

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

015930	94-2551470
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(Commission File Number)	(I.R.S. Employer Identification No.)

3975 East Bayshore Road, Palo Alto, California 94303

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(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (650) 962-9111

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Item 5. Other Events.

On February 24, 2004, Southwall Technologies Inc. ("Southwall") issued a press release announcing that it has raised $4.5 million in convertible debt funding under an amended and restated agreement with a group of investors led by Needham Capital Partners. At the option of the investors, the secured convertible debt can be converted into 4,500,000 shares of preferred stock. Other terms remain generally unchanged as the total bank guarantee and secured debt financing package provides up to $7.5 million in funding for Southwall. As a condition to receiving funding under the December 18th agreement, Southwall had to reach satisfactory agreements with its major creditors. Under the terms of the revised creditor agreements Southwall restructured its payment obligations, which is expected to result in a cash outlay reduction of over $6 million in 2004..

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release, dated February 24, 2004, issued by Southwall Technologies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

Date: February 25, 2004	By: /s/ Thomas G. Hood____________
Thomas G. Hood
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 24, 2004, issued by Southwall Technologies Inc.